                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                         ALC COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                 CONNIE R. GALE
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

                         ALC COMMUNICATIONS CORPORATION
                        30300 TELEGRAPH ROAD, SUITE 350
                         BINGHAM FARMS, MICHIGAN 48025

                           NOTICE AND PROXY STATEMENT
                                      FOR
                       THE ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                  MAY 18, 1995

To our Shareholders:

     The 1995 Annual Meeting of Shareholders of ALC Communications Corporation (the "Company") will be held at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan, at 10:00 a.m., local time, on Thursday, May 18, 1995 for the following purposes:

     1. To elect six persons to the Board of Directors of the Company;

     2. To transact such other business as may properly come before the Annual Meeting.

     A Proxy Statement containing information relevant to the Annual Meeting appears on the following pages. The record date for shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof is as of the close of business on March 16, 1995.

     The enclosed proxy card will enable you to vote your shares on the matters to be considered at the Annual Meeting. All you need to do is mark the proxy card to indicate your vote, date and sign the proxy card, and then return it promptly in the self-addressed stamped envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board of Directors recommendations. The giving of the proxy will not affect your right to attend the Meeting, nor, if you choose to revoke the proxy, your right to vote in person.

     Management sincerely appreciates your support. We hope to see you at the Annual Meeting.

                                        By Order of the Board of Directors

                                                 [SIG]

                                            Connie R. Gale
                                               Secretary
April 6, 1995

                         ALC COMMUNICATIONS CORPORATION
                              30300 TELEGRAPH ROAD
                         BINGHAM FARMS, MICHIGAN 48025

                          Proxy Statement for the 1995
                         Annual Meeting of Shareholders

                                  INTRODUCTION

     The 1995 Annual Meeting of Shareholders (the "Annual Meeting") of ALC Communications Corporation ("ALC" or the "Company") will be held at 10:00 a.m., local time, on Thursday, May 18, 1995, at The Townsend Hotel, 100 Townsend Street, Birmingham, Michigan. This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting and at any adjournment or adjournments thereof.

     This Proxy Statement has been prepared by ALC management ("Management") and provides information relevant to the Annual Meeting. Only the shareholders of record as of the close of business on March 16, 1995 (the "record date") are entitled to receive notice of and to vote at the Annual Meeting. The Company intends to commence distribution of this Proxy Statement and the materials accompanying it on April 6, 1995.

     Each shareholder of record is invited to use the proxy card which accompanies this Proxy Statement to vote the shares such shareholder owned of record on the record date with respect to each matter on which votes are to be taken at the Annual Meeting. To do so, each shareholder should promptly sign, date and return the enclosed proxy card. While the Notice of Annual Meeting calls for the transaction of such other business as may properly come before the Annual Meeting, Management has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting other than as set forth in the Notice. The enclosed proxy gives discretionary authority so that the person holding the proxy may vote it in accordance with his best judgment as to any such other business. A list of all shareholders entitled to vote at the Annual Meeting will be available for inspection by any shareholder for any purpose reasonably related to the Annual Meeting during ordinary business hours for a period of ten business days prior to the Annual Meeting at the Company's Shareholder Relations Office, 30300 Telegraph Road, Bingham Farms, Michigan. At the record date, approximately 33,713,051 shares of ALC Common Stock were outstanding. There are no other securities of the Company entitled to vote at the Annual Meeting. The terms "ALC Stock" or "Common Stock" as used in this Proxy Statement refer to the ALC Common Stock.

     The person giving the enclosed proxy has the power to revoke it at any time before it is exercised. However, such revocation must be made in writing and received by the Secretary or Assistant Secretary of the Company at its principal executive office at 30300 Telegraph Road, Suite 350, Bingham Farms, Michigan 48025 at or before the time and date of the Annual Meeting. A shareholder may also attend the Annual Meeting in person and vote in person, in which event any prior proxy given by such shareholder shall be automatically revoked. However, attendance at the Annual Meeting will not, of itself, revoke the proxy.

     The Company will pay the cost of the preparation and mailing of this Proxy Statement and all other costs of the proxy solicitation made by the Company's Board of Directors. The Company has retained Morrow & Co. to assist in the solicitation of proxies for a fee of $5,500 plus out-of-pocket expenses. Certain of the Company's employees may also solicit proxies but no additional remuneration will be paid to them by the Company for the solicitation of those proxies.

                                 VOTING RIGHTS

     The holders of ALC Stock are entitled to vote on the matters being considered.

VOTING FOR DIRECTORS

     The holders of the ALC Stock are entitled to elect seven members of the Board of Directors. The affirmative vote of a majority of all the votes entitled to be cast by the holders of ALC Stock (one vote per share) present in person or by proxy is required to elect such members of the Board of Directors.

                             ELECTION OF DIRECTORS

     The Board of Directors has nominated six individuals for election to six of the seven positions on the Company's Board of Directors. Each director elected at the Annual Meeting will serve for a term ending at the next general election of directors (which is expected to occur at the next Annual Meeting anticipated to be held in May of 1996) unless such person's service is earlier terminated by such person's death, resignation or removal. As of the date of this Proxy Statement, all the named nominees are currently directors of ALC. At this time, there is no nominee identified by the Board for the seventh position.

     The following list identifies as of the date of this mailing: (i) each person who has been nominated by the Company's Board of Directors for election to the Board at the Annual Meeting, and (ii) each candidate's principal occupation for the past five years.

     RICHARD D. IRWIN, age 59, has held the position of Chairman of the Board of Directors since August 1988. He is the President of Grumman Hill Associates, Inc. ("Grumman Hill"), a merchant banking firm, having held that position since its formation in 1985. Mr. Irwin is also a member of the Board of Directors of Caire, Inc. and Pharm Chem Laboratories, Inc., IXC Communications, Inc. ("IXC") and Communications Transmission Group, Inc. ("CTGI"), which is a subsidiary of IXC.

     JOHN M. ZRNO, age 56, has held the positions of President, Chief Executive Officer and Director since August 1988. From December 1981 until joining Allnet, Mr. Zrno held a number of executive positions with Cable & Wireless North America, Inc., the most recent of which was President and Chief Executive Officer.

     WILLIAM H. OBERLIN, age 50, has held the position of Director since July 22, 1993, and has held the position of Chief Operating Officer since July 1990 and the position of Executive Vice President since October 1988. From November 1983 through September 1988, Mr. Oberlin held a number of executive positions with Cable & Wireless North America, Inc., the most recent of which was Senior Vice President -- Sales and Marketing.

     MARVIN C. MOSES, age 50, has held the positions of Executive Vice President, Chief Financial Officer and Assistant Secretary since October 1988. Mr. Moses was elected as a Director in September 1989. From February 1982 through September 1988, Mr. Moses held a number of executive positions with Cable & Wireless North America, Inc., the most recent of which was Chief Financial Officer and Senior Vice President.

     RICHARD J. UHL, age 54, has held the position of Director since September 3, 1991. Mr. Uhl is the President and a member of the Board of Directors of Chicago Holdings, Inc. ("CHI"), having held those positions since 1985. CHI is a privately owned company engaged in the management of several lease portfolios owned by it and its subsidiaries and in investments in operating companies. Since November 1990 he has also been the Chief Executive Officer and a member of the Board of Directors of Hurrah Stores, Inc. ("Hurrah"), a subsidiary of CHI. Mr. Uhl has also been President of Steiner Financial Corporation, another subsidiary of CHI, since December 1987. Mr. Uhl currently serves on the Boards of Directors of Dealers Alliance Credit Corp. (as Chairman of the Board, since October 1993) and of First Merchants Acceptance Corporation, since March 1991, which are companies in which CHI has a significant equity investment (Dealers Alliance Credit Corp. is privately owned). Prior to 1991, Mr. Uhl served in a number of executive capacities as well as on the Boards of Directors of certain finance organizations as well as a distributor of personal computer equipment, and a manufacturer of automotive products.

     MICHAEL E. FAHERTY, age 60, has held the position of Director since June 23, 1992. Mr. Faherty primarily works (since 1977) as a business consultant and in the contract executive business, in connection with which Mr. Faherty has served as Chairman and Chief Executive Officer of ECCS, Inc. since December 6, 1994. As part of his duties as a contract executive, he has worked as Chairman of the Board and/or President for Shared Financial Systems, Inc., BancTec, Inc., Digital Sound Corporation, Systeme Corporation and Cable & Wireless, North America, Inc. Mr. Faherty is also a member of the Board of Directors of Biomagnetic Technologies, Inc., BancTec, Inc. and ECCS, Inc.

     The Board of Directors held in the aggregate eight regularly scheduled and special meetings during the fiscal year from January 1, 1994 through December 31, 1994.

     Several important functions of the Board of Directors of ALC have been performed by committees comprised of members of the Board of Directors. The Amended and Restated Bylaws of ALC (the "Bylaws") prescribe the functions and the standards for membership on the Audit Committee. Subject to those standards, the Board of Directors acting as a body appoints the members of the Audit Committee at the meeting of the Board of Directors coincident with an annual meeting of stockholders. However, the Board of Directors has the power at any time to change the authority or responsibility delegated to the committee or the members serving on the committee. Under the Bylaws, the Audit Committee performs the following functions: (i) recommends to the Board of Directors annually a firm of independent public accountants to act as auditors of the Company; (ii) reviews with the auditors the scope of the annual audit; (iii) reviews accounting and reporting principles, policies and practices; (iv) reviews with the auditors the results of their audit and the adequacy of accounting, financial and operating controls; and (v) performs such other duties as are delegated to it by the Board of Directors. The members of the Audit Committee during the 1994 fiscal year were Richard D. Irwin, Richard J. Uhl and Michael E. Faherty. During 1994, the Audit Committee met five times.

     The Board, pursuant to the Bylaws, also established a Compensation Committee. The Compensation Committee has the authority to: (i) establish the compensation (including salaries and bonuses) of the officers; (ii) establish incentive compensation plans for the officers and (iii) perform such other duties as are from time to time delegated to the Compensation Committee by the Board of Directors. The members of the Compensation Committee during fiscal 1994 were Richard D. Irwin, Richard J. Uhl and Michael E. Faherty. During 1994, the Compensation Committee met seven times. On May 12, 1994, the Board, pursuant to the Bylaws, also established a Stock Option Compensation Committee, which has the authority to: (i) administer the stock option plans and grants of options under the Company's incentive compensation plans and (ii) perform such other duties as are from time to time delegated to the Stock Option Compensation Committee by the Board of Directors. The members of the Stock Option Compensation Committee during fiscal 1994 were Richard J. Uhl and Michael E. Faherty. During 1994, the Stock Option Compensation Committee met four times.

     On October 21, 1994, the Board of Directors also established a Nominating Committee. The Nominating Committee was established for the following purposes:
(i) evaluate and recommend to the Board the slate of nominees to be proposed for election by the Company's shareholders; (ii) evaluate and recommend to the Board any Directors to be elected by the Board to fill any vacancies thereon arising by virtue of the resignation or death of any member of the Board; and
(iii) evaluate and recommend to the Board with respect to issues of management succession. The members of the Nominating Committee during fiscal 1994 were Richard J. Uhl, Michael E. Faherty and John M. Zrno. The Nominating Committee did not meet during 1994.

SECTION 16 COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the American Stock Exchange. In addition, officers, directors and greater than ten percent shareholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has assisted in or otherwise received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its officers, directors, and greater than ten percent shareholders complied with all filing requirements applicable to them with respect to transactions during fiscal 1994 except as follows: Mr. Irwin, a member of the Board of Directors who is the indirect beneficial owner of certain derivative securities owned by Grumman Hill, failed to timely file one required report relating to a single transaction by Grumman Hill, and a late Form 4 was filed regarding such beneficial ownership. One required report relating to Common Stock attributable due to the marriage of Marilyn M. Price, Vice President and Controller, was not filed and a late Form 5 was subsequently filed regarding this ownership event.

OFFICER AND DIRECTOR COMPENSATION

     Director Compensation

     For 1994 and to be continued for 1995, Richard D. Irwin, Richard J. Uhl and Michael E. Faherty received or will receive remuneration of up to $20,000 per year for their services as Board members. Of that fee, $8,000 is dependent upon per meeting attendance at the four regularly scheduled Board meetings. In addition, beginning in fiscal year 1994, an annual fee of $10,000 is paid to a non-employee Director of the Board of Directors serving as Chairperson as compensation for additional services rendered. Pursuant to the ALC 1994 Non-Employee Directors Stock Option Plan, Messrs. Faherty, Irwin and Uhl each were granted an option to purchase 5,000 shares of Common Stock at $29.63 per share, the market price at date of grant. The option vests quarterly over a four-year period (25% each year) commencing May 12, 1995; the option expires on the first to occur of: (i) May 12, 2004; (ii) three months after the optionee ceases to be a director (except in case of death); or (iii) within one year after the date of the director's death. In case of the death of the director while a director, the right to exercise all unexpired options is accelerated and accrues as of the date of death. On September 3, 1991, ALC granted Richard J. Uhl an option to purchase 40,000 shares of Common Stock at $4.25 per share, the market price at date of grant. Mr. Uhl is entitled to exercise the option in full; it expires on the earlier of 60 days subsequent to Mr. Uhl's death, resignation or removal as a director and September 3, 1998. On June 23, 1992, ALC granted Michael E. Faherty an option to purchase 40,000 shares of Common Stock at $4.63 per share, the market price at date of grant. Mr. Faherty is entitled to exercise the option in full; it expires on the earlier of 60 days subsequent to Mr. Faherty's death, resignation or removal as a director and June 23, 1998. It is anticipated that the Common Stock issuable upon the exercise of the options held by Messrs. Uhl and Faherty and granted in 1991 and 1992, respectively, will be registered under the Securities Act.

     In addition, on May 12, 1994, Grumman Hill, of which Richard D. Irwin is President, was granted a stock option to purchase 14,000 shares of Common Stock at $29.63 per share, the market price at date of grant. The option vests on May 12, 1995 and expires on May 12, 1999. Previously, Grumman Hill entered into an Advisory Agreement with Stock Option dated September 7, 1988 (the "Advisory Agreement") with the Company. The Advisory Agreement was terminated on May 12, 1994. Pursuant to the terms of the Advisory Agreement, Grumman Hill performed certain advisory services with respect to the management, operation and business development activities of the Company. In exchange for such services, Grumman Hill was initially granted a stock option to purchase at a price of $11.25 per share 153,163 shares of Common Stock and received an annual fee of $100,000. In conjunction with the 1990 phase of the refinancing of the Company, the option was regranted at an exercise price of $3.50 per share. The option was subsequently assigned to Grumman Hill Investments, L.P. ("Grumman Hill, L.P.") (of which Mr. Irwin is the General Partner). Grumman Hill, L.P. is entitled to exercise the option in full. The option will expire on September 7, 1998. It is anticipated that the Common Stock issuable upon the exercise of these options will be registered under the Securities Act.

     Executive Compensation

                           SUMMARY COMPENSATION TABLE

     The following table summarizes the total compensation paid to the Chief Executive Officer and the four most highly compensated executive officers at the end of calendar year 1994 for each of the past three fiscal years during which the named executive acted as an executive officer.

                                              ANNUAL COMPENSATION                        LONG-TERM
                                  --------------------------------------------          COMPENSATION
                                                                     OTHER        ------------------------
                                                                     ANNUAL       OPTIONS/     ALL OTHER
                                                                  COMPENSATION      SARS      COMPENSATION
  NAME AND PRINCIPAL POSITION     YEAR    SALARY($)   BONUS($)     ($)(1)(4)       (#)(2)        ($)(3)
-------------------------------   ----    --------    --------    ------------    --------    ------------
John M. Zrno...................   1994    $321,524    $325,000       $4,673        300,000        $750
  President, Chief Executive      1993     319,041     273,000        2,650        284,983         600
  Officer, Director               1992     307,755     175,000                                     500
Marvin C. Moses................   1994    $246,562    $250,000       $1,761        240,000        $750
  Executive Vice President,       1993     245,417     210,000                     217,398         600
  Chief Financial Officer,        1992     234,998     135,000                                     500
  Assistant Secretary, Director
William H. Oberlin.............   1994    $246,562    $250,000       $5,668        240,000        $750
  Executive Vice President,       1993     245,417     210,000                     217,398         600
  Chief Operating Officer,        1992     234,893     135,000                                     500
  Director
Gregory M. Jones...............   1994    $150,182    $ 68,790          860         60,000        $750
  Senior Vice President           1993     142,706      37,948                      55,092         600
                                  1992     135,090      49,708       $                             500
Connie R. Gale.................   1994    $145,250    $ 59,982                      51,000        $750
  Vice President, General         1993     138,000      46,309                      47,385         600
  Counsel and Secretary           1992     130,250      48,280                                     500

-------------------------
(1) Total perquisites for each officer were less than either $50,000 or 10% of total salary and bonus.

(2) Options granted in 1992 include options granted in 1990 and amended in 1992 (the exercise price was not changed).

(3) Consists of Company contributions to defined contribution plan during 1994, 1993 and 1992 in the amounts of $750, $600 and $500, respectively, for each officer.

(4) Represents gross up for income taxes relating to a perquisite.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FY-END OPTION/SAR VALUES

                                                                                NUMBER OF
                                                                               SECURITIES        VALUE OF
                                                                               UNDERLYING       UNEXERCISED
                                                                               UNEXERCISED     IN-THE-MONEY
                                                                               OPTIONS AT       OPTIONS AT
                                                                                FY END(#)      FY END($)(1)
                                                   SHARES                     -------------    -------------
                                                  ACQUIRED        VALUE       EXERCISABLE/     EXERCISABLE/
                     NAME                        ON EXERCISE     REALIZED     UNEXERCISABLE    UNEXERCISABLE
----------------------------------------------   -----------    ----------    -------------    -------------
John M. Zrno..................................     130,000      $3,988,125       459,446        $ 11,719,227
                                                                                 340,554           3,433,749
Marvin C. Moses...............................      15,000         438,750       485,084          12,606,900
                                                                                 264,916           2,555,155
William H. Oberlin............................      20,000         578,550       519,684          13,554,075
                                                                                 264,916           2,555,155
Gregory M. Jones..............................           0               0        20,438             397,151
                                                                                  73,328             820,237
Connie R. Gale................................           0               0        79,055           1,997,049
                                                                                  64,330             747,756

-------------------------
(1) Values are calculated by determining the difference between the fair market value of the Common Stock at December 31, 1994 and the exercise price of the options.

EMPLOYMENT CONTRACTS AND TERMINATION OR CHANGE IN CONTROL ARRANGEMENTS

     In late 1988, ALC entered into employment agreements with John M. Zrno, William H. Oberlin and Marvin C. Moses. These arrangements had initial four year terms and were amended in 1991 to extend for an additional two years. In January 1994, ALC and Allnet jointly entered into amended and restated employment agreements with John M. Zrno, William H. Oberlin and Marvin C. Moses. These agreements were amended in August 1994 and in October 1994.

     These agreements provide for a base salary of $325,000, $250,000 and $250,000, respectively, for Messrs. Zrno, Oberlin and Moses for service provided in 1994 through 1995, beginning and ending with the month of each officer's respective anniversary of hire. Messrs. Zrno, Oberlin and Moses waived salary increases for the 1994/1995 anniversary year of employment.

     Each of these agreements has an initial three year term and contains a provision that, in the event the officer's employment is terminated for any reason except death, disability, voluntary resignation or cause, such officer will continue to receive his current salary from twelve to twenty-four months. Should the officer be terminated without cause, the stock options granted in the agreement would fully vest and remain exercisable for the succeeding twelve months.

     According to the employment agreements with Messrs. Zrno, Oberlin and Moses, each officer may receive incentive compensation as determined by the Board of Directors, based on the Board's determination of the officer's individual achievements.

     Pursuant to the August 1994 amendments, should the Company terminate the employment of Messrs. Zrno, Oberlin or Moses without cause or should there be a "Change of Control Event" as defined therein and such employee decides to terminate his employment with or without cause, the Company is obligated to such employee for various compensation (previously only associated with the Company terminating without cause). The amendments now permit the employee to terminate due to a Change of Control Event and receive, in addition to the other compensation previously provided for in the agreement, incentive compensation, payable pro rata with the base compensation being paid monthly for the succeeding twenty-four months, computed by taking the sum of the prior incentive compensation awards for the two fiscal years immediately preceding the termination. The Change of Control provision is identical to that provided in the Company's Stock Option Plans.

     Officers below the level of Executive Vice President entered into severance agreements wherein the Company agreed to provide salary continuation and certain employee benefits for a period of twelve months (formerly, from six-to-twelve months) should an officer be terminated from employment prior to December 31, 1995. These agreements, originally effective February 1990, were renewed in February 1991, August 1992, July 1993 and January 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee during fiscal 1994 were Richard
D. Irwin, Richard J. Uhl and Michael E. Faherty. Richard D. Irwin, Chairman of the Board of Directors since August 1988 and a member of the Compensation Committee, is a former officer of the Company because, prior to March 1991, the position of Chairman of the Board was an officer position under the Company's Bylaws. On May 12, 1994, the Board, pursuant to the Bylaws, established a Stock Option Compensation Committee to administer the stock option plans and grants of options under the Company's incentive compensation plans. The members of the Stock Option Compensation Committee during fiscal 1994 were Richard J. Uhl and Michael E. Faherty; Mr. Irwin is not a member of the Stock Option Compensation Committee.

     Grumman Hill, of which Richard D. Irwin is President, was granted a stock option to purchase 14,000 shares of Common Stock at $29.63 per share, the market price at date of grant. The option vests on May 12, 1995 and expires on May 12, 1999. Previously, Grumman Hill entered into an Advisory Agreement with Stock Option dated September 7, 1988 (the "Advisory Agreement") with the Company. The Advisory Agreement was terminated on May 12, 1994. Pursuant to the terms of the Advisory Agreement, Grumman Hill performed certain advisory services with respect to the management, operation and business development activities of the Company. In exchange for such services, Grumman Hill was initially granted a stock option to purchase 153,163 shares of Common Stock at a price of $11.25 per share and received an annual fee of $100,000. In conjunction with the 1990 phase of the refinancing of the Company, the option was regranted at an exercise price of $3.50 per share. The option was subsequently assigned to Grumman Hill, L.P. (of which Mr. Irwin is the General Partner). Grumman Hill, L.P. is entitled to exercise the option in full. The option will expire on September 7, 1998. It is anticipated that the Common Stock issuable upon the exercise of these options will be registered under the Securities Act. Mr. Irwin is a director and stockholder of IXC which, through its subsidiaries, provides transmission services to the Company and has entered into a joint venture with an Allnet reseller to develop its own long distance network. The joint venture has in turn entered into a three year contract with Allnet, effective April 1, 1995.

     As of January 1995, Mr. Irwin, Mr. Faherty (as general partner of a family-owned partnership), Mr. Uhl, Mr. Zrno and Mr. Moses own $178,000, $600,000, $208,000, $200,000 and $150,000, respectively, in principal amount of
9% Senior Subordinated Notes (the "1993 Notes") which they acquired either in the 1993 Note offering or in open-market transactions.

                            TOTAL SHAREHOLDER RETURN

FIVE-YEAR PERFORMANCE COMPARISON

     The graph below provides an indicator of cumulative shareholder returns for the Company as compared with the S&P 500 Index and with the S&P Telecomm Long Distance Index.

                                                                 S&P Telecomm
      Measurement Period           ALC Com-                        Long Dis-
    (Fiscal Year Covered)         munications       S&P 500          tance
1989                             100.00          100.00          100.00
1990                              16.01           96.89           64.16
1991                              62.64          126.41           85.76
1992                             194.90          136.04          113.33
1993                             403.73          149.75          128.11
1994                             433.31          151.74          116.66

-------------------------
Assumes $100.00 invested in December 31, 1989 in ALC Common Stock, S&P 500 Index, and the S&P Telecomm Long Distance Index.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

OVERALL POLICY:

     The philosophy of the Company's compensation program is to offer internally and externally competitive compensation opportunities for all employees based on the individual's contribution and personal performance consistent with corporate needs and objectives.

     The compensation of the Company's three top executives (Messrs. Zrno, Oberlin and Moses) is reviewed and approved annually by the Compensation Committee, which is comprised entirely of non-employee Directors. In 1994, a Stock Option Compensation Committee, composed of two of the non-employee Directors, was formed to review and approve compensation with respect to stock. The compensation policies with respect to the Company's Officer group as a whole (including Mr. Jones and Ms. Gale) are also similarly reviewed. The Compensation Committee solicits the input of the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer as well as outside sources such as consultants and publications in making its determinations.

     There are three elements in the Company's executive compensation program:
(1) base salary compensation, (2) annual incentive compensation, and (3) stock option compensation. The Company strives to provide total compensation opportunities which are reflective of the Company's relative performance and competitive in the subjective viewpoint of the Committee with those offered within our industry (although not those companies listed on the S&P Telecomm Long Distance Index) as well as other similarly situated growth companies. In this connection the Committee reviews various survey data and in 1993 retained a consulting firm to assist the Committee in its duties. However, compensation is not based primarily on the comparison with other companies nor on any specific consultant's recommendations.

BASE SALARY COMPENSATION:

     Base salary compensation is determined by a subjective assessment, which gives relatively equal weight to the various factors, of the potential impact the individual has on the Company, the skills and experiences required by the job, and the quality of the performance and potential of the individual in the job.

     With respect to the base salary previously granted to Mr. John M. Zrno, President and Chief Executive Officer, the Compensation Committee took into account the above-stated factors. In addition, in 1988 Mr. Zrno entered into an employment agreement with the Company which provides for a minimum annual 5% increase over the rate paid the immediately preceding year. As he did in 1993, Mr. Zrno has waived this provision for 1994. He did not receive the 5% salary increase but did accept instead an increase in the base salary from $319,041 to $325,000.

     In addition, the Compensation Committee has approved a policy providing for an allowance of a limited amount of additional compensation for the Officers to cover, at the discretion of the Officer, leased automobiles, various organization memberships and financial or tax counseling. The maximum allowance is $16,000 per year for the President and Chief Executive Officer and $12,500 per year for each of the Executive Vice Presidents. All remaining Officers have a cap of $8,000 per year.

ANNUAL INCENTIVE COMPENSATION:

     Annual incentive compensation is based upon percentages of base salaries and individual performance levels. Annual incentive opportunities for Vice Presidents are targeted at 30% of base salary with variances due to individual and Company performance, including individual and Company attainment of certain quality goals relating to customer satisfaction. The Company believes that employee attention to customer service and quality will yield in turn a positive impact with respect to shareholder interests. One half of the award is based on individual performance, one quarter of the award is based on a team contribution to the Company's quality objectives (a team consisting of a Vice President and subordinates within the Plan), and the remaining one quarter of the individual's award is based upon Company performances measured by the monthly Customer

Satisfaction Survey conducted by the Company. The survey reviews telephone quality, customer service, sales support, and administrative support.

     With respect to the Company's Officers at the level of Executive Vice President and above, at present the three individuals at this level (Messrs. Zrno, Oberlin and Moses) are under employment agreements which specify that incentive compensation is to be based upon achievement of performance goals established each year with the Compensation Committee. However, by mutual agreement, annual performance goals have not been determined. Instead, in late 1988 when these Officers were recruited by the Company, they were asked to develop a multi-year plan to (1) reposition the Company in the small- and mid-sized business sector of the long distance market, (2) renegotiate arrangements with various financial interests including network and equipment vendors and institutional and public debt holders, and (3) revitalize employee interest and effort in helping create a successful and motivated Company workplace. During the period 1989-1992 the Committee concluded that specific annual financial performance goals by themselves would be difficult to establish and perhaps counterproductive to the long-term objectives agreed upon by the Board and the new executive officer team. For each of these years the Committee relied on its subjective sense of progress towards achievement of the multi-year plan rather than on specific financial performance goals. Similarly, instead of specific performance goals, for 1993 and 1994 the Committee referred to the annual financial plan in determining senior management's progress towards achievement of the Company's strategic objectives as noted in further detail below.

     For fiscal year 1994, Mr. Zrno was awarded a bonus of $325,000. The Company had completed the last phases of its refinancing in 1992. During 1994, the Company continued its focus on increasing its revenue and lowering costs. The Company also focused on strategic planning, including potential diversification and internationalization. These strategic goals were accomplished. The Company established a subsidiary in the United Kingdom. It has developed a number of alliances to facilitate broader service offerings such as paging and cellular communications. Revenue increased by slightly over 30% from 1993. Senior management met and exceeded the Company's annual financial plan for 1994 with revenue approximately 11.7% over plan, operating income approximately 28.2% over plan and operating cash flow approximately 23.5% over plan.

STOCK OPTION COMPENSATION:

     Other incentive compensation consists of stock options granted pursuant to the Company's stock option plans. Stock options are designed to align the interests of key employees with those of the shareholders. Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and, in prior years, grants have vested over four years. This approach is designed to provide incentives for the creation of shareholder value over the long term since the full benefit of such compensation package cannot be realized unless stock price appreciation occurs over a number of years. This form of long-term incentive compensation is offered to senior management personnel including Officers. The actual awards are based on individual performance.

     With respect to Messrs. Zrno, Oberlin and Moses, the 1988 through 1992 stock option awards were part of the recruitment package and commitments to such Officers for the achievement of the multi-year plan described above. Options granted after 1988 addressed, although only partially, the dilution to the options originally granted to such Officers. Further, certain options granted in 1990, which were contingent on the former majority shareholder selling its holdings at differing prices ("strike prices"), were amended to eliminate such contingency. The majority shareholder assigned its shares to its banks so the contingency allowing the options to be exercised was not and could not be triggered. The strike prices for these options had been established to provide an incentive for the Officers to increase the value of the financially troubled Company during the period of the refinancing. The Company's performance and the increase in value of the Company stock following the refinancing exceeded expectations and substantially exceeded the strike prices of the options. In order to reward management, including these three Officers, for their efforts, in 1992 the options were amended to remove the contingency and the expiration date was extended to be consistent with the other outstanding options. The exercise price was not changed.

     As indicated, the Committee felt that the previously granted options to the Officers, and in particular to senior management, has had a major, positive impact on the financial turnaround of the Company in the past several years. Stock options proved to be the most valuable incentive offered to senior management, and the Committee determined to continue to aggressively use similar stock options to maintain management's focus on increasing shareholder value.

     In 1993 Mr. Zrno was granted 300,000 non-qualified stock options at an exercise price of $25.06 per share. These "front loaded" options (i.e. the total number which would be estimated to be otherwise granted over a three-year period) vest as follows: one third of the grant shall vest over a three-year period commencing November 1994; the second third shall vest over a three-year period commencing November 1995; and the final third shall vest over a three-year period commencing November 1996. The Stock Option Plan provides for accelerated vesting in the event of a change of control or a merger. As part of the overall objective of senior management in achieving increased shareholder value, senior management shall continue its efforts to position the Company to benefit from the expected consolidation of the telecommunications industry.

     Because the option grants were made by the Committee, and because the exercise price for the stock is equal to the fair market value of the stock at the date of the grant, the Committee concluded that the limitation of I.R.C. 62(m), which generally limits the Company's deduction for compensation to $1,000,000 in the case of certain employees unless the compensation is performance-based, would not be applicable to the grants.

     The foregoing report was submitted by the Compensation Committee and the Stock Option Compensation Committee of the Company's Board of Directors.

                                                  Compensation Committee

                                              Richard D. Irwin, Chairperson
                                                      Richard J. Uhl
                                                    Michael E. Faherty

                                           Stock Option Compensation Committee

                                             Michael E. Faherty, Chairperson
                                                      Richard J. Uhl

February 9, 1995

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth information regarding beneficial ownership of the stock of ALC as of February 27, 1995 by each person known by ALC to be the beneficial owner of more than 5.0% of any class of stock, each executive officer and director of ALC and all executive officers and directors of ALC as a group. The figures presented are based upon information available to ALC.

                                                                                          APPROXIMATE
                                                                         NUMBER OF         PERCENTAGE
                                                                         SHARES OF             OF
                                                                        COMMON STOCK      VOTING POWER
                          NAME AND ADDRESS OF                              (% OF             OF ALL
                           BENEFICIAL OWNER                               CLASS)*            STOCK*
----------------------------------------------------------------------- ------------      ------------
FMR Corp.(1)...........................................................   3,267,800(2)         9.7%
82 Devonshire Street                                                           (9.7%)
Boston, MA 02109
Putnam Investments, Inc. ..............................................   2,640,418(3)         7.8%
One Post Office Square                                                         (7.8%)
Boston, MA 02109
Montgomery Asset Management............................................   1,938,634(4)         5.8%
600 Montgomery Street                                                          (5.8%)
San Francisco, CA 94111
Firstar Corporation(5).................................................   1,874,575(6)         5.6%
777 East Wisconsin Avenue                                                      (5.6%)
Milwaukee, WI 53202
Trustees of General Electric Pension Trust.............................   1,770,845(7)         5.0%
c/o G.E. Investments Corp.                                                     (5.0%)
3003 Summer Street
Stamford, CT 06904
Provident Investment Counsel(8)........................................   1,758,504(9)         5.2%
300 North Lake Avenue                                                          (5.2%)
Pasadena, CA 91101
Richard D. Irwin.......................................................     810,646(10)        2.4%
191 Elm Street                                                                 (2.4%)
New Canaan, CT 06840
Grumman Hill Investments, L.P. ........................................     639,155(11)        1.9%
191 Elm Street                                                                 (1.9%)
New Canaan, CT 06840
Grumman Hill Associates, Inc. .........................................     103,490(12)           **
191 Elm Street                                                                     (**)
New Canaan, CT 06840
John M. Zrno...........................................................     460,246(13)        1.3%
30300 Telegraph Road, Suite 350                                                (1.3%)
Bingham Farms, MI 48025
Marvin C. Moses........................................................     494,084(14)        1.4%
30300 Telegraph Road, Suite 350                                                (1.4%)
Bingham Farms, MI 48025

                                                                                     APPROXIMATE
                                                                    NUMBER OF         PERCENTAGE
                                                                    SHARES OF             OF
                                                                   COMMON STOCK      VOTING POWER
                       NAME AND ADDRESS OF                            (% OF             OF ALL
                         BENEFICIAL OWNER                            CLASS)*            STOCK*
------------------------------------------------------------------ ------------      ------------
Richard J. Uhl....................................................      40,200(15)           **
One Thousand RIDC Plaza                                                       (**)
Pittsburgh, PA 15238
Michael E. Faherty................................................      40,000(16)           **
One Sheila Drive, Building 6A                                                 (**)
Tinton Falls, NJ 07724
William H. Oberlin................................................     519,684(17)        1.5%
30300 Telegraph Road, Suite 350                                           (1.5%)
Bingham Farms, MI 48025
Gregory M. Jones..................................................      21,380(18)           **
30300 Telegraph Road, Suite 350                                               (**)
Bingham Farms, MI 48025
Connie R. Gale....................................................      82,661(19)           **
30300 Telegraph Road, Suite 350                                               (**)
Bingham Farms, MI 48025
All current executive officers and directors as group(8)..........   2,468,901(20)        6.8%
                                                                          (6.8%)

-------------------------
   * Percentage calculation based on 33,713,051 shares of Common Stock, issued and outstanding on February 27, 1995, plus shares of Common Stock which may be acquired pursuant to warrants and options exercisable within sixty days by such individual or group listed.

  ** Less than one percent.

 (1) Based on information set forth in a Schedule 13G, dated February 13, 1995, filed with the Securities and Exchange Commission.

 (2) Includes all shares held by Fidelity Management & Research Company (acting as investment adviser) and by Fidelity Management Trust Company (acting as investment manager), which are wholly-owned subsidiaries of FMR Corp. These shares are deemed to be beneficially owned by Edward Johnson 3d; Mr. Johnson is the Chairman of the Board and a member of a controlling group with respect to FMR Corp.

 (3) Based on information set forth in a Schedule 13G, dated January 30, 1995, filed with the Securities and Exchange Commission.

 (4) Based on information set forth in a Schedule 13G, dated January 26, 1995, filed with the Securities and Exchange Commission.

 (5) Based on information set forth in a Schedule 13G, dated February 13, 1995, filed with the Securities and Exchange Commission.

 (6) Includes all shares held by Firstar Investment Research & Management Company (acting as investment adviser) which is a wholly-owned subsidiary of Firstar Corp.

 (7) Includes 1,494,845 shares of Common Stock which may be acquired pursuant to the exercise of outstanding warrants.

 (8) Based on information set forth in a Schedule 13G, dated February 7, 1995, filed with the Securities and Exchange Commission.

 (9) These shares are deemed to be beneficially owned by Robert M. Kommerstad; Mr. Kommerstad is a shareholder of and controls Provident due to his position as sole voting trustee of a voting trust which holds all of Provident's securities.

(10) Includes 153,163 shares of Common Stock which may be acquired pursuant to the exercise of outstanding stock options held by Grumman Hill, L.P. and 617,483 shares of Common Stock which may be acquired pursuant to the exercise of outstanding warrants held individually and by Grumman Hill and Grumman Hill, L.P. These Grumman Hill and Grumman Hill, L.P. shares are deemed to be beneficially owned by Mr. Irwin, as President and Director of Grumman Hill and General Partner of Grumman Hill, L.P.

(11) Includes 485,992 shares of Common Stock which may be acquired pursuant to the exercise of outstanding warrants and 153,163 shares of Common Stock which may be acquired pursuant to the exercise of outstanding stock options.

(12) These shares of Common Stock may be acquired pursuant to the exercise of outstanding warrants.

(13) Includes 459,446 shares of Common Stock which Mr. Zrno has the right to acquire pursuant to the exercise of outstanding stock options, and 800 shares of Common Stock which Mr. Zrno's wife and mother-in-law own jointly (Mr. Zrno disclaims beneficial interest as to these shares).

(14) Includes 485,084 shares of Common Stock which Mr. Moses has the right to acquire pursuant to the exercise of outstanding stock options, 3,000 shares of Common Stock which Mr. Moses owns as custodian for his children under UGMA and 1,000 shares of Common Stock which Mr. Moses' daughter owns (Mr. Moses disclaims beneficial interest as to the latter 1,000 shares).

(15) Includes 40,000 shares of Common Stock which Mr. Uhl has the right to acquire pursuant to the exercise of outstanding stock options.

(16) Shares of Common Stock which Mr. Faherty has the right to acquire pursuant to the exercise of outstanding stock options.

(17) Shares of Common Stock which Mr. Oberlin has the right to acquire pursuant to the exercise of outstanding stock options.

(18) Includes 20,438 shares of Common Stock which Mr. Jones has the right to acquire pursuant to the exercise of outstanding stock options.

(19) Includes 79,055 shares of Common Stock which Ms. Gale has the right to acquire pursuant to the exercise of outstanding stock options.

(20) Includes 1,796,870 shares of Common Stock which executive officers and directors of ALC have the right to acquire pursuant to the exercise of outstanding stock options and 617,483 shares of Common Stock which Mr. Irwin has the right to acquire or is deemed to have the right to acquire pursuant to the exercise of outstanding stock warrants held individually and by Grumman Hill and Grumman Hill, L.P.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     For further discussion regarding Messrs. Irwin, Faherty, Uhl, Zrno and Moses see "Compensation Committee Interlocks and Insider Participation."

                              GENERAL INFORMATION

     A majority of the voting power represented by the ALC Stock (with not less than thirty-three and one-third percent of the Common Stock) outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting with respect to those matters to be voted on by the shareholders. If a quorum is not present, the holders of a majority of the voting power represented by the ALC Stock represented at the Annual Meeting may adjourn the Annual Meeting with respect to those matters to be voted on for which there is no quorum from time to time without further notice to shareholders until a quorum can be obtained. For quorum purposes, the total votes received, including abstentions and broker votes, are counted in determining the number of shares at the meeting. Abstentions will be treated as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter, and a broker non-vote will have no effect on the vote.

     All shares of ALC Stock represented by any proxy in the accompanying form which is completed as directed on the accompanying proxy or in any other manner reasonably satisfactory to the Company and is received by the Company in time to permit voting, are herein called a "management proxy" and will be voted as directed on such proxy and, in the absence of such directive, will be voted FOR the election of directors of the Company of the persons nominated by the ALC Board of Directors. All management proxies grant authority: (a) to adjourn the Annual Meeting until a quorum can be obtained or for any other reason deemed desirable by Management; (b) to set the time at which any subsequent Annual Meeting may be held; and (c) to vote on all issues which may properly come before any Annual Meeting in accordance with the directions of a majority of the incumbent members of the ALC Board of Directors. However, the proxies cannot be voted for more than six nominees for directors.

     The Board of Directors as of February 9, 1995 has appointed the accounting firm of Ernst & Young as independent accountants to audit the financial statements of the Company and its consolidated subsidiaries for calendar year 1995. Representatives of Ernst & Young are expected to be at the Annual Meeting and to be available to respond to appropriate questions. Such representatives will have the opportunity to make a statement if they desire to do so.

     The Company's 1994 Annual Report has been mailed with this Notice and Proxy Statement or previously delivered to shareholders and does not form a part of the material for the solicitation of proxies. If upon receipt of your proxy material, you have not received the Annual Report, please write to Shareholder Relations, ALC Communications Corporation, at the address listed below, and a copy will be promptly forwarded to you.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 may be obtained without charge by sending a written request addressed to Shareholder Relations, ALC Communications Corporation, at the address listed below.

     In order for a proposal by any shareholder to be included in the 1996 Proxy Statement and proxy to be issued in connection with the 1996 Annual Meeting of Shareholders, the shareholder's proposal must be delivered in writing to the Company's Secretary at 30300 Telegraph Road, Suite 350, Bingham Farms, Michigan, 48025 not later than December 7, 1995. In addition, any such proposal must also satisfy the conditions established by the Securities and Exchange Commission as necessary to entitle such proposal to be included in the Company's Proxy Statement and proxy. Shareholders will be notified in a timely manner if the date of the 1996 Annual Meeting is advanced by more than 30 days or delayed by more than 90 days from May 16, 1996 and will also be provided with a new deadline for the submission of proposals.

                                        By Order of the Board of Directors

                                        [Sig]

                                        Connie R. Gale
                                           Secretary

Dated: April 6, 1995

--------------------------------------------------------------------------------

        [LOGO]

        30300 TELEGRAPH ROAD, BINGHAM FARMS, MICHIGAN 48025

                                     PROXY
                         ANNUAL MEETING OF SHAREHOLDERS
                       OF ALC COMMUNICATIONS CORPORATION

        The undersigned hereby appoints each of Richard D. Irwin and Richard J. Uhl as Proxies, with power to appoint a substitute, and hereby authorizes either of them to represent and to vote as designated below all the shares of Common Stock held on record by the undersigned on March 16, 1995, at the Annual Meeting of Shareholders to be held on May 18, 1995 or any adjournment thereof.

                            (Continued and to be signed on reverse side)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES.

      1. ELECTION OF DIRECTORS:
             John M. Zrno, Richard D. Irwin,       INSTRUCTION: To withhold authority to vote for any individual
          Marvin C. Moses, William H. Oberlin,     nominee strike a line through the nominee's name below.
           Richard J. Uhl, Michael E. Faherty
           nominated by the Board of Directors     John M. Zrno, Richard D. Irwin, Marvin C. Moses, William H.
        FOR       AGAINST                          Oberlin, Richard J. Uhl, Michael E. Faherty

        / /        / /

      3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                                            PLEASE MARK, SIGN, DATE AND
                                            RETURN THE PROXY CARD PROMPTLY
                                            USING THE ENCLOSED ENVELOPE.

                                           Dated: ____________________, 1995

                                           _________________________________
                                           Signature
                                           _________________________________
                                           Signature if held jointly

                                           Please sign exactly as name
                                           appears hereon. When shares are
                                           held by joint tenants, both
                                           should sign. When signing as
                                           attorney, executor,
                                           administrator, trustee or
                                           guardian, please give full
                                           title as such. If a corporation,
                                           please sign in full corporate
                                           name by President or other
                                           authorized officer. If a
                                           partnership, please sign in
                                           partnership name by authorized
                                           person.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
--------------------------------------------------------------------------------